Exhibit 10.85

OPTION NUMBER:	11-02
OPTIONEE:	Kurt C. Graves
DATE OF GRANT:	November 7, 2011
EXERCISE PRICE:	$3.22
COVERED SHARES:	79,457, subject to adjustment

RADIUS HEALTH, INC.
2011 LONG-TERM INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

1.           Definitions. Notwithstanding anything to the contrary contained in the Plan, capitalized terms used herein shall have the following meanings:

1.1          “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company either directly or indirectly.

1.2          “Agreement” means this Non-Qualified Stock Option Agreement.

1.3          “Applicable Option Shares” means, as of the time of the closing (or, if there are multiple closings, any closing) in connection with the Special Financing, the sum of (i) the shares of Common Stock issued, or subject to issuance (regardless of whether vested or unvested), upon the exercise of the stock option exercisable for up to 177,209 shares of Common Stock (subject to adjustment as provided therein and upon any stock splits, stock dividends issued, reverse stock splits and other similar events) pursuant to, and in accordance with, the terms of that certain Non-Statutory Stock Option Agreement, dated of even date herewith, between the Company and the Optionee and (ii) the shares of Common Stock issued, or subject to issuance (regardless of whether vested or unvested), upon the exercise of the stock option evidenced by this Agreement (such shares of Common Stock being subject to (x) adjustment upon any stock splits, stock dividends issued, reverse stock splits and other similar events, (y)  all adjustments, if any, made at or prior to such time pursuant to Section 4.1 and (z) subject to all adjustments, if any, made prior to such time pursuant to Section 4.2 (but without giving effect to any adjustment at such time pursuant to Section 4.2)).

1.4          “Applicable Post-Closing Fully Diluted Shares” means, as of the time of the closing (or, if there are multiple closings, any closing) in connection with the Special Financing, (i) the number of shares of Common Stock issued and outstanding immediately prior to such time (calculated on a fully diluted basis assuming the conversion into, or exercise for, Common Stock of any and all then outstanding securities of the Company that are convertible into, or exercisable for, Common Stock in accordance with the respective terms of such securities after giving effect to (1) any stock split, stock dividend issued, reverse stock split and other similar event that becomes effective at such time and (2) any forced conversion or other restructuring of the capital structure of the Company that becomes effective at such time as a result of, or in connection with, the application of any pay-to-play or similar type of provisions, but excluding from this clause (i) any shares of Common Stock issuable upon exercise of any stock options granted by the Company to the Optionee), plus (ii) the number of shares of Common Stock available at that time for future grant of stock options or other equity incentive awards under the Company’s equity incentive plans, plus (iii) the sum of (x) the number of shares of Common Stock that the Company is selling and issuing at such time to investors pursuant to the Special Financing, (y) the number of shares of Common Stock, if any, that the Company has sold and issued prior to such time to  investors pursuant to the Special Financing  and (z) the number of shares of Common Stock, if any, that the Company is legally required to sell and issue after such time to investors pursuant to the Special Financing (the number of shares of Common Stock referred to in the foregoing clauses (x)-(z) shall be calculated (1) assuming the conversion into, or exercise for, Common Stock of any and all securities sold and issued or to be sold and issued by the Company to investors pursuant to the Special Financing that are convertible into, or exercisable for, Common Stock in accordance with the respective terms of such securities and (2) making proportionate and equitable adjustments upon any stock splits, stock dividends issued, reverse stock splits and other similar events) and plus (iv) the Applicable Option Shares.

1.5          “Board” means the Board of Directors of the Company.

1.6          “Cause” means the Optionee’s (a) failure to substantially perform his duties (other than by reason of Disability) with respect to the Company or any of its Affiliates, (b) engaging in conduct known by the Optionee or that reasonably should be known by the Optionee to be injurious to the Company or any of its Affiliates, (c) breach of fiduciary duty to the Company or any of its Affiliates, (d) dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Company or any of its Affiliates, (e) willful violation of the policies of the Company or any of its Affiliates, or (f) conviction of a felony or crime involving moral turpitude. All determinations of Cause hereunder shall be made by the Committee in its discretion and shall be binding for all purposes hereunder.

1.7            “Change of Control” means (a) any merger or consolidation of the Company with or into another person or entity, other than a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation will hold more than fifty percent (50%) of the capital stock or equity interests of the surviving corporation or the surviving entity, as the case may be, immediately after such merger or consolidation, or (b) any sale, transfer or other disposition of all or substantially all the assets of the Company to one or more persons or entities in a single transaction or a series of related transactions.

1.8            “Code” means the Internal Revenue Code of 1986, as amended.

1.9            “Committee” means the committee(s), subcommittee(s), or person(s) charged, pursuant to the provisions of the Plan, with the administration of the Plan.

1.10          “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

1.11          “Company” means Radius Health, Inc., a Delaware corporation, and any successor thereto.

1.12          “Covered Shares” means 79,457 shares of Common Stock, subject to adjustment pursuant to, and in accordance with, Section 4 hereof.

1.13          “Date of Exercise” means the date on which the Company receives notice pursuant to Section 5.2 of the exercise, as a whole or in part, of the Option.

1.14          “Date of Expiration” means the date on which the Option shall expire, which shall be the earliest of the following times:

(a)   the date of the first notification to the Optionee that the Optionee’s Service is terminated by the Company or an Affiliate for Cause;

(b)   thirty (30) days after termination of the Optionee’s Service for any reason other than by the Company or an Affiliate for Cause, death or Disability; provided, however, that if the Optionee dies within thirty (30) days of such termination, the Option shall be exercisable for a period of one (1) year after such termination;

(c)   three (3) years after termination of the Optionee’s Service with the Company or an Affiliate by reason of death or Disability; or

(d)   ten (10) years after the Date of Grant.

1.15          “Date of Grant” means the date set forth at the beginning of this Agreement.

1.16          “Disability” means the Optionee’s (a) total and permanent disability under any long-term disability plan or policy of the Company and/or its Affiliates in which the Optionee participates such that the Optionee becomes entitled to long-term disability payments thereunder, or (b) in the absence of any such plan or policy, a good faith determination by the Board that the Optionee is permanently and totally disabled.

1.17          “Exercise Price” means the dollar amount per share of Common Stock set forth on page 1 of this Agreement, as it may be adjusted from time to time pursuant to Section 4 hereof.

1.18          “Fair Market Value” means, (a) if the Common Stock is traded on a securities exchange or automated dealer quotation system, at the Committee’s election, either (i) the last sale price for a share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select, or (ii) the average of the closing prices of the Common Stock on such exchange or quotation system for the ten (10) trading days immediately preceding the relevant date, or (b) if the

Common Stock is not traded on a securities exchange or automated dealer quotation system, an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

1.19          “Family Member” means a person who is (a) an ancestor, descendant, sibling or spouse of the Optionee, (b) determined by the Committee, in its sole discretion, to be a family member of the Optionee, or (c) a trust for the benefit of person(s) identified in the foregoing clause (a) or clause (b) hereof.

1.20           “Financing Event Vested” means, with respect to those Covered Shares that have not been issued at any particular time (including at any time the Option is exercised) and remain subject to the Option, the number of such Covered Shares that are equal to the product of (x) such Covered Shares and (y) a fraction, the numerator of which is the number of shares of Common Stock that the Company has actually sold and issued at or prior to such time to investors pursuant to the Special Financing (calculated (i) assuming the conversion into, or exercise for, Common Stock of any and all securities sold and issued by the Company to investors pursuant to the Special Financing that are convertible into, or exercisable for, Common Stock and (ii) making proportionate and equitable adjustments upon any stock splits, stock dividends issued, reverse stock splits and other similar events), and the denominator of which shall be the Maximum Special Financing Shares.  Notwithstanding the foregoing, no Covered Shares that are not Financing Event Vested at the time of the termination by the Company or its stockholders of Optionee’s Service for Cause shall become Financing Event Vested at any time after any such termination of Optionee’s Service.

1.21           “Maximum Special Financing Shares” means the maximum aggregate number of shares of Common Stock that the Company commits to sell and issue to investors in connection with the Special Financing pursuant to the definitive agreements executed and delivered by the Company at or prior to the first closing of the Special Financing.  For purposes of this definition, (x) all of such shares of Common Stock shall be calculated assuming the conversion into, or exercise for, Common Stock of any and all securities that the Company has agreed to sell and issue to investors in connection with the Special Financing pursuant to definitive agreements executed and delivered by the Company at or prior to the first closing of the Special Financing and (y) all of such shares of Common Stock shall be subject to proportionate and equitable adjustment upon any stock split, stock dividend issued, reverse stock split and other similar events.

1.22          “Option” means the stock option granted to the Optionee in Section 2 of this Agreement.

1.23        “Option Period” means the period specified in Section 3.2 hereof.

1.24        “Optionee” means the person identified on page 1 of this Agreement.

1.25        “Plan” means the Radius Health, Inc. 2011 Equity Incentive Plan, as amended from time to time.

1.26        “Service” means, if the Optionee is (a) an employee of the Company and/or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s service as an employee of the Company and/or any of its Affiliates, (b) a member of the Board of Directors of the Company or any of its Affiliates but not an employee of the Company or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s service as a member of such Board of Directors, or (c) a consultant or independent contractor to the Company or any of its Affiliates (as determined by the Committee in its discretion) and is not described in the preceding clause (b), the Optionee’s service as a consultant or independent contractor to the Company and/or any of its Affiliates. The Optionee’s Service shall not be treated as having terminated if the capacity in which the Optionee provides Service, as described in the preceding sentence, changes, provided that the Optionee’s Service is continuous notwithstanding such change.

1.27           “Special Financing” means the first private equity financing consummated by the Company at any time during the period commencing on October 13, 2010 and ending on the earlier of (i) October 13, 2011, (ii) the date that the Company consummates its initial public offering and (iii) the date of the closing of any Change of Control.  In the event that any such first private equity financing has multiple closings then such first private equity financing shall be deemed consummated for purposes of this definition at the time of the first closing in connection therewith.

1.28           “Time Vested” means, with respect to the Covered Shares at any particular time (including at any time the Option is exercised), the number of the Covered Shares that have become time vested in accordance with the Vesting Schedule; provided, however, that (A) upon a Change of Control that occurs prior to the termination of Optionee’s Service for any reason, all of the Covered Shares that are not then Time Vested shall automatically become Time Vested, and (B) upon a termination by the Company or its stockholders of the Optionee’s Service without Cause, all of the Covered Shares that are not then Time Vested shall automatically become Time Vested.

1.29           “Vesting Schedule” means the following schedule which consists of the time vesting requirement applicable to the Covered Shares: the Covered Shares shall become time vested over twelve (12) quarterly installments, each quarterly installment being as equal in number of shares as possible (as determined by the Company in its reasonable discretion), with the first quarterly installment vesting on October 1, 2011, and an additional quarterly installment vesting on the first day of each calendar quarter thereafter, until all of the Covered Shares are fully vested and the Option may be exercised as to 100% of the Covered Shares.  Notwithstanding the foregoing, no Covered Shares shall become time vested at any time after the termination of Optionee’s Service for any reason (except to the extent otherwise provided in the definition of Time Vested in the event that the Company or its stockholders terminate the Optionee’s Service without Cause).

1.30           “Vested Covered Shares” means, at the relevant time of reference thereto (including at any time the Option is exercised), that number of the Covered Shares that are, at such time, both (A) Time Vested and (B) Financing Event Vested.

2.     Grant of Option.  Pursuant to the Plan and subject to the terms of this Agreement,

the Company hereby grants to the Optionee, as of the Date of Grant, the Option to purchase from the Company the Covered Shares, exercisable at the Exercise Price.

3.     Terms of the Option.

3.1           Type of Option.  The Option is a non-statutory stock option.

3.2           Option Period.  Subject to the terms and conditions set forth in this Agreement, the Option may be exercised only during the period commencing on the Date of Grant and terminating on the Date of Expiration and only with respect to those Covered Shares for which the Option may be exercised at any time and from time to time during such period pursuant to, and in accordance with, the provisions of Section 5.1 hereof.

3.3           Nontransferability.

(a) Except as set forth in Section 3.3(b), the Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee, or, in the event of the Optionee’s legal disability, by the Optionee’s legal representative.

(b) Notwithstanding any other provision of this Agreement, the Optionee may transfer, not for value, all or part of the Option (the transferred Option or portion thereof being referred to herein as the “Transferred Option”) to any Family Member (a “Qualified Transferee”); provided, however, that no transfer may be made unless the Optionee and the Qualified Transferee have made arrangements satisfactory to the Committee for satisfaction of any federal, state and local withholding tax requirements.  For the purpose of this Section 3.3(b), a “not for value” transfer is a transfer that is (i) a gift or (ii) a transfer under a domestic relations order in settlement of marital property rights. Following any transfer under this Section 3.3(b), the Transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, such that, for example, (i) the Option Period applicable to the Qualified Transferee shall expire upon termination of the Optionee’s Service for Cause in accordance with Section 3.2 herein, and (ii) any exercise of the Transferred Option by the Qualified Transferee must be in accordance with the procedures set forth in Section 3.4 and Section 5 hereof. Subsequent transfers of the Transferred Option (or any portion thereof) by the Qualified Transferee are prohibited, except to Family Members of the Optionee in accordance with this Section 3.3(b) or by will or the laws of descent and distribution.

3.4          Payment of the Exercise Price.  The Optionee, upon exercise, as a whole or in part, of the Option, shall pay the Exercise Price, which payment maybe made by any or all of the following means, either alone or in combination:

(a)    cash or check payable to the order of the Company;

(b)   if, at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system delivery (either actual or constructive), surrender to the Company of such number of shares of unencumbered Common Stock (provided that such shares, if acquired under the Option or under any other option or award granted under the Plan or any other plan sponsored or maintained by the Company, have been held by the Optionee for at least six (6) months) that have an aggregate Fair Market Value on the Date of Exercise equal to that portion of the Exercise Price being paid by delivery of such shares; or

(c)    if, at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system and in accordance with such rules as may be specified by the Committee, delivery to the Company of a properly executed exercise notice and irrevocable instructions to a registered securities broker promptly to deliver to the Company cash equal to the Exercise Price for that portion of the Option being exercised.

4.             Adjustments.

4.1           Capital Adjustments.  The number of Covered Shares as to which the Option has not been exercised, the Exercise Price, and the type of stock or other consideration to be received on exercise of the Option shall be subject to proportionate and equitable adjustment to reflect such events as stock dividends issued, split-ups, spin-offs, recapitalizations, reclassifications, combinations or exchanges of shares, mergers, consolidations, liquidations, and the like, of or by the Company.

4.2           Special Financing Adjustments.  In the event that, simultaneously with the closing (or, if there are multiple closings, any closing) in connection with the Special Financing, the Applicable Option Shares represent more than one percent (1%) of the Applicable Post-Closing Fully Diluted Shares, then the number of Covered Shares shall be reduced by a number of shares (in each case, the “Number of Reduced Shares”) such that the quotient (expressed as a percentage) obtained by dividing (A) the Applicable Option Shares less the Number of Reduced Shares by (B) Applicable Total Post-Closing Shares less the Number of Reduced Shares, is equal to one percent (1%).

5.            Exercise.

5.1           Exercisability. The Option may be exercised at any time, and from time to time, during the Option Period, with respect to any or all of those Covered Shares that are Vested Covered Shares at the time of the exercise of the Option; provided, that (i) in no event shall any such exercise be for less than one hundred (100) Covered Shares or, if the number of Covered Shares remaining subject to the Option total less than one hundred (100), such total remaining shares; and (ii) any exercise of the Option shall be in whole shares.

5.2           Notice. Subject to Section 5.1, the Option shall be exercised by the delivery to the Company of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by full payment (or means of full payment permitted by Section 3.4 hereof) of the Exercise Price with respect to that portion of the Option being exercised. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

5.3           Withholding. The Company’s obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements. The Optionee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, authorizing the Company to withhold shares of Common Stock from the shares otherwise issuable to the Optionee upon exercise of the Option; or (c) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, delivering to the Company already-owned and unencumbered shares of Common Stock. For purposes of this Section 5.3, shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises, and in no event shall the aggregate Fair Market Value of the shares of Common Stock withheld and/or delivered pursuant to this Section 5.3 exceed the minimum amount of taxes required to be withheld in connection with exercise of the Option.

5.4           Effect. The exercise, as a whole or in part, of the Option shall cause a reduction in the number of Covered Shares as to which the Option may be exercised in an amount equal to the number of shares of Common Stock as to which the Option is exercised.

6.             Representations.  The Optionee hereby represents and warrants that the Optionee has received and reviewed a copy of the Plan. The Optionee agrees that, upon the issuance of any shares of Common Stock upon the exercise of the Option, the Optionee will, upon the request of the Company, represent and warrant in writing that the Optionee (a) has received and reviewed a copy of the Plan; (b) is capable of evaluating the merits and risks of exercising the Option and acquiring the shares and able to bear the economic risks of such investment; (c) has made such investigation as he or she deems necessary and appropriate of the business and financial prospects of the Company; and (d) is acquiring the shares for investment only and not with a view to resale or other distribution thereof. The Optionee shall make such other representations and warranties that the Committee may request for the purpose of complying with applicable law.

7.     Reserved.

8.     Legends.  The Optionee agrees that the certificates evidencing the shares of Common Stock issued upon exercise of the Option may include any legend which the Committee deems appropriate to reflect the transfer and other restrictions contained in the Plan, this Agreement or to comply with applicable laws.

9.     Rights as Stockholder.  The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement.

10.   Service.  Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ or retain the Optionee for any period.

11.   Subject to the Plan.  The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any rights or benefits under this Agreement.  In addition, the Option is subject to any rules and regulations promulgated by the Committee.

12.   Governing Law.  The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws.

13.   Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

14.        Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.        Conformity to Securities Laws.  The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

RADIUS HEALTH, INC.

By:	/s/ B. Nicholas Harvey
Name:	B. Nicholas Harvey
Title:	Chief Financial Officer

Accepted and agreed to as of the Date of Grant:

/s/ Kurt C. Graves
KURT C. GRAVES

“EXHIBIT A”

EXERCISE OF OPTION

Board of Directors

Radius Health, Inc.

                          ,

Gentlemen:

The undersigned, the Optionee under the Non-Statutory Stock Option Agreement (“Agreement”) identified as Option No.                        granted pursuant to the Radius Health, Inc. 2011 Equity Incentive Plan, hereby irrevocably elects to exercise the Option granted in the Agreement to purchase              shares of Common Stock of Radius Health, Inc., par value $0.0001 per share (the “Option Shares”), and herewith makes payment of $                        in the form of (check all that apply and if more than one is checked, indicate the amount to be paid by each payment method):

☐ Cash or Check:

☐ Common Stock:*

☐ Brokerage Transaction: *

The undersigned hereby elects to satisfy applicable withholding requirements by (check all that apply and, if more than one is checked, indicate the amount to be withheld by each withholding method):

☐   Cash or Check:

☐  Withholding of Common Stock: *

☐  Delivery of Common Stock: *

* Applicable only if the Common Stock is listed on a national securities exchange or an automated dealer quotation system and the requirements of Section 3.4(c) or 5.2, as applicable, of the Agreement are satisfied.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement:

The undersigned hereby represents as follows:

1.             The Optionee has received and reviewed a copy of the Plan;

2.             The Optionee is capable of evaluating the merits and risks of exercising the Option and acquiring the shares of Common Stock and is able to bear the economic risks of such investment;

3.             The Optionee has made such investigations as the Optionee deems necessary and appropriate of the business and financial prospects of the Company; and

4.             The Optionee is acquiring the shares of Common Stock for investment only and not with a view to resale or other distribution thereof.

The Optionee acknowledges that the Company has made available to the Optionee the opportunity to obtain information to evaluate the merits and risks associated with the Agreement and the transactions contemplated thereby. The Optionee further acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with the Company’s business operations and prospects, the lack of a public market for the shares of Common Stock, and the limitations on the transferability of the Option and the shares of Common Stock.

Optionee acknowledges and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificates evidencing ownership of Common Stock together with any other legends that may be required by federal or state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE (THE “OTHER ACTS”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE OTHER ACTS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE OTHER ACTS.

Date:
(Signature of Optionee)

Date received by Radius Health, Inc.:

Received by:

Note: Shares of Common Stock being delivered in payment of all or any part of the Exercise Price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.